AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER  11, 2017

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

____________________

ENANTA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

____________________

Delaware	04-3205099
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
500 Arsenal Street, Watertown, MA (Address of Principal Executive Offices)	02472 (Zip Code)

2012 Equity Incentive Plan
(Full title of the plan)

____________________

Jay R. Luly
President and Chief Executive Officer
Enanta Pharmaceuticals, Inc.
500 Arsenal Street
Watertown, Massachusetts 02472
 (Name and address of agent for service)

(617) 607-0800
(Telephone number, including area code, of agent for service)

____________________

Copy to:

Stacie S. Aarestad, Esq.
Foley Hoag LLP

155 Seaport Boulevard
Boston, Massachusetts 02110-2600
(617) 832-1000

____________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and ““emerging growth company” in Rule 12b‑2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.01 par value	573,603 shares	$47.70	$27,360,863.10	$3,406.43
(1)

This Registration Statement covers an aggregate of 573,603 shares of the Registrant’s Common Stock, par value $0.01 per share (the “Common Stock”), that may be issued pursuant to awards granted under the Registrant’s 2012 Equity Incentive Plan. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”) this Registration Statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2)

Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average high and low prices of the Common Stock as reported by the Nasdaq Global Select Market on December 6, 2017 to be $48.38 and $47.01, respectively.

Statement Regarding Incorporation by Reference from Effective Registration Statement

Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the entire contents of its Registration Statements on Form S-8 filed with the Securities and Exchange Commission on June 10, 2013 (File No. 333-189217) , December 18, 2013 (File No. 333-192935), February 24, 2015 (File No. 333- 202257), February 16, 2016 (File No. 333- 209542) and December 9, 2016 (File No. 333-215011).

The number of shares of Common Stock, $0.01 par value per share, of the Company available for issuance under the Plan is subject to an automatic annual increase on the first day of each fiscal year of the Company equal to the least of (i) 3% of the outstanding shares on such date, (ii) 2,088,167 shares of Common Stock, or (iii) an amount determined by the Compensation Committee of the Board of Directors. This Registration Statement registers the 573,603 additional shares of Common Stock resulting from the automatic annual increase for the fiscal year beginning October 1, 2017.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit Number	Description
4.1

Restated Certificate of Incorporation of Enanta Pharmaceuticals, Inc.  Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8‑K filed with the SEC on March 28, 2013 (File No. 001-35839) and incorporated herein by reference.

4.2

Amended and Restated Bylaws of Enanta Pharmaceuticals, Inc. (as amended and restated in August 2015).  Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8‑K filed with the SEC on August 18, 2015 (File No. 001-35839) and incorporated herein by reference.

4.3

Specimen certificate evidencing shares of common stock of Enanta Pharmaceuticals, Inc.  Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A filed with the SEC on February 5, 2013 (File No. 333-184779) and incorporated herein by reference.

5.1	Opinion of Foley Hoag LLP. Filed herewith.
23.1	Consent of PricewaterhouseCoopers LLP. Filed herewith.
23.2	Consent of Foley Hoag LLP. Included in the opinion filed as Exhibit 5.1.
24.1	Power of Attorney. Included on the signature page hereto.
99.1

2012 Equity Incentive Plan (As adjusted to reflect the application of the 1-for-4.31 reverse stock split of the Company’s common stock effected on March 1, 2013).  Previously filed as Exhibit 10.14 to the Registrant’s Form 10-K/A filed with the SEC on January 6, 2017 (File No. 001-35839) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Watertown, Commonwealth of Massachusetts, as of  December 11, 2017.

ENANTA PHARMACEUTICALS, INC.

By:	/s/ Jay R. Luly, Ph.D.
Jay R. Luly, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Enanta Pharmaceuticals, Inc., hereby severally constitute and appoint each of Jay R. Luly and Paul J. Mellett, our true and lawful attorneys‑in‑fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S‑8 (including any post‑effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys‑in‑fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ Jay R. Luly, Ph.D. Jay R. Luly, Ph.D.	President and Chief Executive Officer and Director (Principal Executive Officer)	December 11, 2017

/s/ Paul J. Mellett Paul J. Mellett	Chief Financial Officer (Principal Financial and Accounting Officer)	December 11, 2017

/s/ Stephen Buckley, Jr. Stephen Buckley, Jr.	Director	December 11, 2017

/s/ Bruce L.A. Carter, Ph.D. Bruce L.A. Carter, Ph.D.	Director	December 11, 2017

/s/ George S. Golumbeski, Ph.D. George S. Golumbeski, Ph.D.	Director	December 11, 2017

/s/ Kristine Peterson Kristine Peterson	Director	December 11, 2017

/s/ Lesley Russell, MB. Ch.B., MRCP Lesley Russell, MB. Ch.B., MRCP	Director	December 11, 2017

/s/ Terry Vance Terry Vance	Director	December 11, 2017